Exhibit 10.40

ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (this “Agreement”) is made and entered into as of the 21stday of February, 2012 (the “Effective Date”), by and between Apricus Biosciences, Inc., a Nevada corporation with its principal address at 11975 El Camino Real, Suite 300, San Diego, CA 92130 (“Buyer”), and PediatRx Inc., a Nevada corporation with its principal address at 405 Trimmer Road, Suite 200, Califon, NJ 07830 (“Seller”).

RECITALS

          WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller’s assets associated with the product known as Granisol® (granisetron HCl) Oral Solution for all countries and territories of the world excluding the United States on the terms set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I. DEFINITIONS

          As used in this Agreement, the following defined terms have the meanings described below:

          1.1      “Action or Proceeding” means any action, suit, proceeding, arbitration, order, inquiry, hearing, assessment with respect to fines or penalties, or litigation (whether civil, criminal, administrative, investigative or informal) threatened, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

          1.2      “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. “Control” and, with correlative meanings, the terms “controlled by” and “under common control with” means the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

          1.3      “Closing Date” means the Effective Date of this Agreement.

          1.4      “Contract” means any and all legally binding commitments, contracts, purchase orders, leases, or other agreements, whether written or oral.

          1.5      “Encumbrance” means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

          1.6      “Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, or any supra-national organization, state, county, city or other political subdivision.

          1.7      “Knowledge” with respect to any Party, means the actual knowledge of the officers (or persons performing similar functions) of such Party, after reasonable inquiry.

          1.8      “Law” means any federal, state or local law, statute or ordinance, or any rule, regulation, or published guidelines promulgated by any Governmental Authority.

          1.9      “Party” means each of Buyer and Seller.

          1.10      “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental Authority.

          1.11      “Product” shall mean Granisol® (granisetron HCl) oral solution.

          1.12      “Purchased Assets” means the intellectual property and the personal property specified in Exhibit A hereto.

          1.13      “United States” means the United States of America, its territories and possessions.

ARTICLE II. PURCHASE AND SALE OF ASSETS

          2.1      Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall, or shall cause its relevant Affiliates to, sell, transfer, convey, assign and deliver to Buyer, free and clear from all Encumbrances, and Buyer shall purchase, acquire and accept from Seller and such Affiliates of Seller, all right, title and interest of Seller and such Affiliates in and to the Purchased Assets.

ARTICLE III. PURCHASE PRICE AND PAYMENT

          3.1      Purchase Price. As consideration for the Purchased Assets, Buyer shall deliver or cause to be delivered to Seller on the Closing Date, an amount equal to Sixty Four Thousand Nine Hundred Dollars ($64,900) (the “Purchase Price”) in immediately available funds by wire transfer into an account designated by Seller.

          3.2      Taxes. The parties agree that:

(i)	Seller shall bear all sales taxes in the United States; and

(ii)	Buyer shall bear any sales taxes outside of the United States and all use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses;

that may become payable in connection with the sale of the Assets to Buyer, and the parties will cooperate in the filing of all necessary tax returns and other documentation with respect to all such taxes.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER

          In order to induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby makes to Buyer the following representations and warranties:

          4.1      Authority of Seller. Seller has all necessary power and authority and has taken all actions necessary to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and, when executed and delivered by Buyer, will constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          4.2      Non-Contravention. The execution and delivery by Seller of this Agreement does not, and the performance by it or its relevant Affiliates of its or their obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a)      conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws or other organizational documents of Seller or its relevant Affiliates;

          (b)      conflict with or result in a violation or breach of any term or provision of any Law applicable to Seller, the Product, or the Purchased Assets;

          (c)      require from Seller any notice to, declaration or filing with, or consent or approval of, any Governmental Authority or other third party; or

          (d)      result in the imposition of any Encumbrance upon any of the Purchased Assets.

          4.3      Purchased Assets. Seller has good and marketable title to the Purchased Assets and the Purchased Assets are, and will be, delivered to Seller free of any Encumbrances. Seller has not granted any license, agreement or other permission to any third party with respect to any of the Purchased Assets.

          4.4      Litigation. There are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to, affecting or arising in connection with (i) the Product; (ii) Purchased Assets; (iii) this Agreement; or (iv) the transactions contemplated by this Agreement. Seller is not subject to any order that could reasonably be expected to materially impair or delay the ability of Seller to perform its obligations under this Agreement.

          4.5      Regulatory Matters. Seller has not sought or obtained any regulatory approval for the Product, and has not marketed or sold the Product, outside of the United States. There is no Action or Proceeding by any Governmental Authority pending or, to the Knowledge of Seller, threatened regarding the Product or any Purchased Assets.

          4.6      No Non-Competition Agreements or Preferential Obligations. The Purchased Assets are not subject to any non-competition agreements with, or other agreements granting preferential rights to purchase or license the Purchased Assets to, third parties.

          4.7      Officers and Directors. The persons specified on the signature page hereof are all the officers and directors of Seller as of the Effective Date.

          4.8      No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT, SELLER DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING ANY INFORMATION FURNISHED BY SELLER WITH REGARD TO THE PRODUCT OR THE PURCHASED ASSETS, INCLUDING THE FUTURE PROFITABILITY OF THE PRODUCT, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER

          In order to induce Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes to Seller the following representations and warranties:

          5.1      Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby.

          5.2      Authority of Buyer. This Agreement and all agreements, documents and instruments executed and delivered by Buyer pursuant hereto are valid and binding obligations of Buyer, enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered by Buyer pursuant hereto, have been duly authorized by all necessary corporate or other action of Buyer.

          5.3      Non-Contravention. The execution and delivery by Buyer of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a)      conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation, Bylaws or other organizational documents of Buyer;

          (b)      violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to Buyer;

          (c)      require from Buyer any notice to, declaration or filing with, or consent or approval of any Governmental Authority or other third party; or

          (d)      violate or result in a violation of, or conflict with or constitute or result in a violation of or default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any contract, agreement, permit, license, authorization or other obligation to which Buyer is a party or by which Buyer or any of its assets are bound.

          5.4      Litigation. There are no Actions or Proceedings pending, or to the Knowledge of Buyer threatened or anticipated, against, relating to, affecting or arising in connection with (i) this Agreement or (ii) the transactions contemplated by this Agreement. Buyer is not subject to any order that could reasonably be expected to materially impair or delay the ability of Buyer to perform its obligations under this Agreement.

          5.5      Brokers. Buyer has not retained any broker in connection with the transactions contemplated hereunder. Seller will have no obligation to pay fees of any brokers, finders, investment bankers, or financial advisors engaged by Buyer in connection with this Agreement or the transactions contemplated hereby.

          5.6      No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V OF THIS AGREEMENT, BUYER DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, RELATED TO THIS AGREEMENT.

ARTICLE VI. COVENANTS OF THE PARTIES

          6.1      Cooperation. Each Party shall cooperate fully with the other in preparing and filing all notices, applications, submissions, reports and other instruments and documents that are necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including Seller’s cooperation in the efforts of Buyer to obtain any consents and approvals of any Governmental Authority required for Buyer to be able to own the Purchased Assets.

          6.2       Non-Competition.

                    (a)      Seller’s Covenant. Seller agrees that, for a period of seven (7) years from the Closing Date, neither it nor any of its officers or directors (which are signatories to this Agreement as provided on the signature page hereof), will directly or indirectly, whether through a partnership, licensing arrangement or any other structure, or as principal, agent, owner, partner, officer, director, employee, consultant or otherwise, research, develop, market, sell, distribute or otherwise make available any anti-emetic product in any formulation or dosing in all countries and territories of the world excluding the United States; provided, however, that the foregoing shall not prohibit (i) any officer or director of Seller (other than Joe Carusone) from acquiring, holding or selling up to 5% of the issued and outstanding shares of any class of securities listed on a national securities exchange, or (ii) Joe Carusone from acquiring, holding or selling up to 10% of the issued and outstanding shares of any class of securities of any private company or company listed on a national securities exchange.

                    (b)      Buyer’s Covenant. Buyer agrees that it will not directly or indirectly, whether through a partnership, licensing arrangement or any other structure, or as principal owner or partner use the Purchased Assets to market, sell, distribute or otherwise make available any 5HT3 chemical class anti-emetic product in any formulation or dosing in the United States, except as (i) expressly permitted by that certain Co-Promotion Agreement between the parties of even date herewith, (ii) as otherwise mutually agreed in writing by the parties or (iii) as permitted by the securing of rights from a third party (which obtained such rights by license from Seller) to do so.

          6.3      Further Assurances. For a period of twelve (12) months following the Closing Date, Seller shall from time to time, at the request of Buyer, execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Buyer may reasonably request, in order to more effectively consummate the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

          6.4      Confidentiality. Seller shall maintain the confidentiality of all Purchased Assets and information therein that is of a confidential nature, and shall not disclose such information to any third party without the prior written consent of Buyer. Such obligation of confidentiality shall not apply to any specific item of information that: (i) is now or later made known to the public through no default by Seller or Affiliates; (ii) is acquired from a third party, having a right to disclose such information; or (iii) is required to be disclosed by Law, so long as Buyer is given advance notice of such disclosure and an opportunity to seek a protective order or confidential treatment, and Seller shall cooperate in any such efforts at Buyer’s request. For clarity, Buyer and Seller agree to issue a joint public statement announcing the closing of the transactions contemplated by this Agreement on such timing and in such form as the Parties shall mutually agree.

          6.5      Technology Transfer. For a period of twelve (12) months following the Closing Date, Seller shall from time to time, at the request of Buyer, provide reasonable assistance at the cost of Buyer to promptly copy and transfer information included within the Purchased Assets including but not limited to any training materials, marketing or promotional materials and other trade secrets or know how, which are necessary or useful to make, use or sell the Product in the Territory, which is in the possession and control of Buyer.

          6.6      License to Manufacture Product. Buyer hereby grants to Seller and its Affiliates a non-exclusive, royalty-free and irrevocable license (with the right to sublicense) under the Purchased Assets to manufacture the Product anywhere in the world for importation, distribution and sale in the United States .

ARTICLE VII. INDEMNIFICATION

          7.1      Survival of Representations and Warranties. The representations and warranties of Seller or Buyer contained in this Agreement or documents executed in connection herewith shall survive the Closing Date for a period of twelve (12) months only and during such period shall bind the successors and assigns of the relevant Party, whether so expressed or not, and all such representations and warranties shall inure to the benefit of the successors and assigns of the Parties hereto, whether expressed or not.

          7.2      Indemnification.

          (a)      By Seller. From and after the Closing Date, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns from and against any and all costs, losses, liabilities, damages and expenses (including reasonable fees and disbursements of attorneys) incurred in connection with third party claims, demands and liabilities (“Third Party Claims”) arising out of or relating to any breach of any covenant, representation, warranty or agreement of Seller in this Agreement.

          (b)      By Buyer. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns from and against any and all Third Party Claims arising out of or relating to: (i) any breach of any covenant, representation, warranty or agreement of Buyer in this Agreement; or (ii) the research, development or commercialization of the Product after the Closing Date.

          (c)      Procedure. A person or entity intending to claim indemnification under this Section 7.2 (the “Indemnitee”) shall promptly notify the Party providing indemnification (the “Indemnitor”) of any Third Party Claim with respect to which the Indemnitee intends to claim such indemnification. Indemnitor shall have the right to control the defense of any such Third Party Claim, as to which the obligation to indemnify the Indemnitee has been acknowledged by the Indemnitor in writing. The indemnity agreement in this Section 7.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action of which settlement is effected without the consent of the Indemnitor. The Indemnitee under this Section 13, its employees and agents, shall cooperate fully with the Indemnitor and its legal representative(s) in the investigations and defense of any Third Party Claim covered by this indemnification. The Indemnitee shall have the right to participate in the defense of such action at its own cost.

          7.3      Limitation of Damages. The indemnification obligations of a party under Section 7.2 and the liability of a party for all damages whatsoever arising out of or related to this Agreement and the instruments and agreements contemplated hereby and the transactions contemplated hereby and thereby shall be limited as follows:

(i)	Cap. The aggregate liability of a party shall not exceed the Purchase Price.

(ii)	Basket. A party shall only be liable if and to the extent that an individual claim exceeds One Thousand Dollars (US$1,000).

(iii)	Insurance. A party shall not be liable to the extent an Indemnitee or the other party receives payment from any insurer or other third party.

(iv)	Failure to Mitigate. A party shall not be liable to the extent that an Indemnitee or the other party had the commercially reasonable opportunity, but failed, in good faith to mitigate such damages.

(v)	Willful Misconduct. A party shall not be liable to the extent that an Indemnitee or the other party caused, by gross negligence or willful misconduct, the claim or loss.

(vi)

No Consequential Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER OR WITH RESPECT TO THIS AGREEMENT, OR ANY OTHER AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS.

ARTICLE VIII. MISCELLANEOUS

          8.1      Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by nationally recognized overnight courier that maintains records of delivery to the parties at the following addresses or facsimile numbers:

If to Buyer to:	Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, CA 92130
Attention: General Counsel
Facsimile: 858-866-0482

If to Seller to:
Life Science Legal
214 S. Spring Street
Independence, MO 64050
Attention: Randall Pratt
Fax No.: (816) 461-6902

With copies sent via e-mail (which shall not constitute notice hereunder):

Dr. Cameron Durrant	Email : cdurrant@pediatrx.com
Email : camerondurrant@yahoo.com

Mr. David Tousley	Email : dtousley@pediatrx.com
Email : davidtousley@yahoo.com

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon receipt, (b) if delivered by facsimile to the facsimile number as provided in this Section, be deemed given upon receipt by the sender of the answer back confirmation, provided a confirmation copy is sent by mail and (c) if delivered by mail in the manner described above or by overnight courier to the address as provided in this Section, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto in accordance with the terms of this Section.

          8.2      Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

          8.3      Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (e) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (f) the term “including” or “includes” means “including without limitation” or “includes without limitation.” Whenever this Agreement refers to a number of days, such number shall refer to calendar days.

          8.4      Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          8.5      Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each party hereto.

          8.6      Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto, other than to an Affiliate or to a successor in interest of such party by reason of a merger, acquisition or sale of all or substantially all of the assets of such party with a guarantee of performance by the assigning party, and any attempt to do so, other than as permitted above, will be void. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

          8.7      Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          8.8      Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties.

          8.9      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and performed in such state, without giving effect to conflicts of laws principles.

          8.10      Consent to Jurisdiction and Forum Selection. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be initiated and tried exclusively in the local and federal courts located in San Diego County, California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this section. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section, and stipulates that the local and federal courts located in San Diego County, California shall have personal jurisdiction and venue over each of them for purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and agrees to accept service of process sufficient for personal jurisdiction in any action against it as contemplated by this section by registered or certified mail, return receipt requested, postage prepaid to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 8.1 of this Agreement for the giving of notice. Any final judgment received against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

          8.11      Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

          8.12      Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          8.13      Seller and Its Affiliates. Seller hereby acknowledges that any reference to Seller in this Agreement shall be to Seller and those of its Affiliates that own or possess the Purchased Assets. Seller also agrees that any reference to action to be taken by Seller under this Agreement shall, without further expression, include a covenant by Seller to cause those of its Affiliates that own or possess the Purchased Assets to take such action, as the case may be.

[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto all as of the date first above written.

Apricus Biosciences, Inc.

By:	/s/Bassam Damaj
Name: Bassam Damaj, Ph.D.
Title: President and Chief Executive Officer
Date:

PediatRx Inc.

By:	/s/Cameron Durrant
Name: Cameron Durrant, MD, MBA
Title: President and Chief Executive Officer
Date:

By signing below, each of the undersigned in his or her individual capacity, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, hereby agrees to comply with the obligations set forth in Section 6.2, entitled “Non-Competition”:

AGREED AND ACKNOWLEDGED

/s/Cameron Durrant
Name: Cameron Durrant
Role: Director, Chairman, President and CEO

/s/David Tousley
Name: David Tousley
Role: Director, Secretary and Chief Financial & Administrative Officer

/s/Joe Carusone
Name: Joe Carusone
Role: Director

/s/Paul J. Richardson
Name: Paul J. Richardson
Role: Director

EXHIBIT A

THE PURCHASED ASSETS

As used in the Agreement, the term “Purchased Assets” means:

1.	Patents. Rights to patents and patent applications which cover the Product or its manufacture or use (Note: Seller does not hold any such patents or patent applications as of the Effective Date);

2.

Trade Secrets and Know-How. Clinical data, training manuals, marketing or promotional materials and other trade secrets and know-how which are necessary or useful to make, use or sell the Product, whether or not subject to protection as a trade secret under applicable Laws (Note: Seller does not hold any copyright registrations or other registrations for such data and know-how as of the Effective Date); and

3.

Trademarks. Rights, if any, to trademarks, trade names, service marks and domain names which are specific to the Product, including but not limited to “GRANISOL” (Note: Seller does not hold any registrations for such marks outside of the United States as of the Effective Date);

to the extent such intellectual property and other assets are (i) owned by PediatRx or its Affiliates and (ii) necessary or useful for the Buyer to make, use, develop, offer for sale, sell, import or otherwise exploit the Product;

provided, however, that

A.	the Purchased Assets shall only include rights with respect to countries outside of the United States and its territories and possessions;

B.	the Purchased Assets shall not include, and Seller shall retain, all rights with respect to the United States and its territories and possessions;

C.	Except as otherwise agreed by the parties, the Purchased Assets shall not include, and Seller shall retain, the following rights which are not limited to a particular country or territory:

(i) the internet domain name www.Granisol.net; and

(ii) the internet domain name www.PediatRx.com.

* * * * *